Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following registration statements of Lincoln National Corporation and in the related prospectuses listed below:

1. Forms S-3

a. No. 333-270000 pertaining to the Lincoln National Corporation automatic shelf registration for certain securities,

b. No. 333-261018 pertaining to the LNL Agents’ 401(k) Savings Plan,

c. No. 333-256416 pertaining to the Lincoln National Corporation 2009 Amended and Restated Incentive Compensation Plan, and

d. No. 333-265361 pertaining to the Lincoln National Corporation Deferred Compensation Plan for Agents and Brokers;

2. Forms S-8

a. No. 333-203690 pertaining to the Lincoln National Corporation 2009 Amended and Restated Incentive Compensation Plan and the Jefferson-Pilot Corporation Long-Term Stock Incentive Plan,

b. No. 333-196233 pertaining to the Lincoln National Corporation 2014 Incentive Compensation Plan,

c. Nos. 333-239117 and 333-265314 pertaining to the Lincoln National Corporation 2020 Incentive Compensation Plan,

d. No. 333-155385 pertaining to the Lincoln National Corporation Deferred Compensation and Supplemental/Excess Retirement Plan,

e. No. 333-142872 pertaining to the Lincoln National Corporation Stock Option Plan for Non-Employee Directors,

f. No. 333-133039 pertaining to various Jefferson-Pilot Corporation benefit plans,

g. Nos. 333-143796 and 333-126452 pertaining to the Lincoln National Corporation Executive Deferred Compensation Plan for Employees,

h. Nos. 333-126020 pertaining to the Lincoln National Corporation Employees’ Savings and Profit-Sharing Plan and 333-161989 pertaining to the Lincoln National Corporation Employees’ Savings and Retirement Plan;

i. Nos. 333-143795 and 333-121069 pertaining to the Lincoln National Corporation Deferred Compensation Plan for Non-Employee Directors,

j. No. 033-58113 pertaining to the Lincoln National Corporation 1993 Stock Plan for Non-Employee Directors, and

k. No. 333-105344 pertaining to the Lincoln National Corporation 1993 Stock Plan for Non-Employee Directors;

of our reports dated February 16, 2023 (except for the effect of the restatement disclosed in Note 1, as to which the date is March 30, 2023, and except for the adoption of ASU No. 2018-12 disclosed in Note 3, as to which the date is May 22, 2023), with respect to the consolidated financial statements and financial statement schedules of Lincoln National Corporation included in its Current Report on Form 8-K dated May 22, 2023.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

May 22, 2023